ION reports fourth quarter and year end 2014 results
Takes restructuring charges to rightsize the company

HOUSTON – February 11, 2015 – ION Geophysical Corporation (NYSE: IO) today reported a fourth quarter 2014 net loss of $180.9 million, or $(1.10) per share, which included restructuring and special items totaling $170 million that reduced reported earnings per share by $(1.03). Excluding these restructuring and special items, ION's fourth quarter 2014 net loss was $11.0 million on revenues of $136.8 million, or $(0.07) per share, compared to an adjusted net income of $53.4 million on revenues of $218.7 million, or $0.33 per diluted share, in fourth quarter 2013.
During the quarter, the Company recorded $170 million of restructuring charges and special items as detailed below, with $2 million requiring a use of cash:

•
$109 million of charges impacted cost of sales, of which $101 million was primarily related to a write-down of the multi-client data library within the Solutions segment and $8 million related to inventory write-downs and severance-related charges within the Systems segment;

•
$33 million of charges impacted operating expenses, of which $25 million was primarily related to the impairment of goodwill within the Systems segment, $2 million was associated with the write-down of intangible assets within the Solutions segment, and $6 million was primarily attributable to the write-down of receivables due from INOVA Geophysical within the Corporate and Other segment;

•	$34 million of charges impacted equity earnings, primarily due to the full write-down of the Company's equity method investment in INOVA Geophysical; and

•	$6 million of gains impacted other income, income tax expense and non-controlling interests, primarily related to the Company's sale of a cost method investment.
A reconciliation of the restructuring and special items can be found in the tables at the end of this press release.
At December 31, 2014, the Company's cash and cash equivalents were $173.6 million. The Company generated net cash flows before financing activities of $81.0 million during 2014, compared to a use of cash before financing activities of $11.4 million in 2013. Full year 2014 Adjusted EBITDA was $108.3 million, compared to $154.3 million in 2013. A reconciliation of Adjusted EBITDA can be found in the tables of this press release.

Brian Hanson, the Company’s President and Chief Executive Officer, commented, “Our fourth quarter and full year results were significantly impacted by the continued slowdown in exploration spending by E&P companies. The slowdown has been greater than we originally expected, but our decision over a year ago to conservatively manage our business has been evident through our ability to generate positive cash flows throughout 2014. While managing for cash, we have narrowed our focus and continue to strategically invest in high potential technologies.
“During the fourth quarter we initiated a restructuring plan to rightsize our segments, with the exception of our Ocean Bottom Services segment, reducing our workforce by approximately 10%. This reduction should result in an annual cash savings of approximately $15 million. This restructuring is a significant move to better integrate and align our entire workforce with our strategy of providing solutions directly to E&P companies.
“In light of the expected prolonged slowdown, we recorded several charges that impacted our fourth quarter results. These charges included a write-down of data library investments associated with our Arctic and onshore North America programs, and a full impairment of goodwill associated with our marine equipment operations. Also, we wrote down our investment in INOVA Geophysical and are evaluating strategic options related to our ongoing participation in the joint venture.
“We are pleased with our continued penetration into the ocean bottom services market through OceanGeo. Our investment in and success with OceanGeo and ocean bottom services has positioned us to participate in the less volatile production phase of seismic activity. During the fourth quarter, OceanGeo completed acquisition of a survey offshore West Africa and was awarded and completed another survey in an adjacent area with a new customer. During 2014, as we increased our ownership in OceanGeo to 100%, we upgraded our vessels for more efficient operations. OceanGeo is ready to take advantage of continued demand for ocean bottom seismic, especially in West Africa, where demand is especially high.
“Looking ahead, we expect 2015 exploration budgets across the E&P industry to be down an estimated 25% to 35% compared to 2014. Consistent with 2014, we will continue to maximize cash and to exercise spending discipline across all of our businesses, funding new programs once we have obtained adequate levels of industry underwriting and continuing to invest in key strategic technologies and market opportunities.”

FOURTH QUARTER 2014
The Company's segment revenues for the fourth quarter were as follows (in thousands):

	Three Months Ended December 31,
	2014	2013	% Change
Solutions	$80,170	$166,148	(52)%
Systems	16,469	40,470	(59)%
Software	8,411	12,059	(30)%
Ocean Bottom Services	31,790	—	—
Total	$136,840	$218,677	(37)%

Within the Solutions segment, new venture revenues were $22.2 million, a 64% decrease from fourth quarter 2013; data library revenues were $36.1 million, a 52% decrease; and data processing revenues were $21.9 million, a 25% decrease. All businesses within the Solutions segment were impacted by the continued softness of exploration spending. Data library revenues were also impacted by the record sales in fourth quarter 2013 that were not repeated in 2014.
The decrease in Systems segment revenues was primarily due to a reduction in sales of new marine positioning system and land geophone strings compared to fourth quarter 2013.
Software segment revenues were down compared to record fourth quarter revenues in 2013, primarily due to lower Orca® licensing revenues. While Software segment revenues were down year over year, the segment generated overall gross and operating margins, as adjusted, of 66% and 41%, respectively, during the quarter.
Ocean Bottom Services segment revenues were $31.8 million, related to work performed on OceanGeo's projects offshore West Africa, which were completed during the fourth quarter.
Excluding the impact of restructuring and special items, consolidated gross margins were 34%, compared to 47% in fourth quarter 2013, and operating margins were 4%, compared to 30% in the earlier period. The decrease in gross and operating margins was driven primarily by the decrease in revenues within the Solutions and Systems segments, which more than offset the uplift in margins provided by the Ocean Bottom Services segment.
The Company recognized $40.5 million of equity losses, which included the full write-down of its investment in INOVA Geophysical, compared to equity losses of $19.4 million in fourth quarter 2013. INOVA Geophysical experienced a 70% decline in revenues year over year, a result of a soft land seismic equipment market and reduced purchases by BGP, the majority partner in the joint venture. See the attached financial tables for the summarized financial results of INOVA.
The Company's fourth quarter 2013 results included equity losses of $12.4 million related to OceanGeo. In late January 2014, the Company increased its ownership interest to 70%, and subsequently to 100% in July, at that time taking over direct management of OceanGeo.

Income tax expense was $6.3 million for fourth quarter 2014, related to income from the Company's non-U.S. businesses, including OceanGeo. This foreign tax expense has not been offset by the tax benefits on losses within the U.S. and other jurisdictions, from which the Company cannot currently benefit, resulting in an income tax expense on a consolidated pre-tax loss.
FULL YEAR 2014
The Company's segment revenues for the full year were as follows (in thousands):

	Years Ended December 31,
	2014	2013	% Change
Solutions	$277,904	$387,384	(28)%
Systems	88,417	122,432	(28)%
Software	39,993	39,351	2%
Ocean Bottom Services	103,244	—	—
Total	$509,558	$549,167	(7)%

Within the Solutions segment, new venture revenues were $98.6 million, down 36% year over year; data library revenues were $66.2 million, down 41%; and data processing revenues were $113.1 million, down 6%. All businesses within the Solutions segment were impacted by the continued softness of exploration spending throughout 2014. The decline in data processing was partially offset by $15.0 million of revenues recognized in 2014 that related to work performed for a customer in 2013.
The decrease in Systems segment revenues was primarily due to (i) lower sales of new marine positioning systems; (ii) a lack of ocean bottom cable systems sales in 2014 compared to 2013; (iii) reduced land geophone string sales; partially offset by (iv) additional marine repair and replacement revenues.
Software segment revenues were up slightly compared to 2013. The Software segment experienced record revenues in the first half of 2014, which were mostly offset by a reduction in revenues in the fourth quarter. The Software segment generated gross and operating margins, as adjusted, of 72% and 51%, respectively, during 2014.
Ocean Bottom Services segment revenues were $103.2 million, related to work performed on OceanGeo's project in Trinidad, completed in May, and from its projects offshore West Africa that were completed in the fourth quarter.
Excluding the impact of restructuring and special items, consolidated gross margins were 34%, compared to 35% in 2013, and operating margins were 5%, compared to 11% in 2013. The decreases in gross and operating margins were primarily due to the decrease in revenues within the Solutions segment, which more than offset the uplift in margins provided by the Ocean Bottom Services segment.

The Company recognized $50.2 million of equity losses related to INOVA Geophysical, which included the full write-down of the remaining balance of its investment, compared to equity losses of $22.5 million in 2013. Also, prior to the consolidation of OceanGeo in late January of this year, the Company recorded $0.7 million of equity earnings, compared to equity losses of $19.8 million in 2013.
Income tax expense was $20.6 million for 2014, related to income from the Company’s non-U.S. businesses, including OceanGeo.
The Company reported a net loss of $128.3 million, or $(0.78) per share, compared to a net loss of $251.9 million, or $(1.59) per share, in 2013. Both periods included special items related to the WesternGeco legal matter and certain restructuring and other special items. Excluding these special items, in 2014, the Company reported a net loss of $34.1 million, or $(0.21) per share, compared to net income of $19.3 million, or $0.12 per diluted share, in 2013.
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, February 12, 2015, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern Time. To participate in the conference call, dial (877) 407-0672 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 26, 2015. To access the replay, dial (877) 660-6853 and use pass code 13598876#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit www.iongeo.com.
Contact
Steve Bate
Executive Vice President and Chief Financial Officer
+1.281.552.3011

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include future sales, earnings and market growth, timing of sales, future liquidity and cash levels, future estimated revenues and earnings, sales expected to result from backlog, benefits expected to result from OceanGeo and the INOVA Geophysical joint venture and related transactions, expected outcome of litigation and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with pending and future litigation, including the risk that the Company does not prevail in its appeal of the judgment in the lawsuit with WesternGeco and that the ultimate outcome of the lawsuit could have a material adverse effect on the Company's financial results and liquidity; the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; the operation of OceanGeo and the INOVA Geophysical joint venture; the Company’s level and terms of indebtedness; competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product lines. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2014.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Service revenues	$112,552	$167,086	$384,938	$391,317
Product revenues	24,288	51,591	124,620	157,850
Total net revenues	136,840	218,677	509,558	549,167
Cost of services	77,930	89,014	278,627	272,047
Cost of products	20,892	26,821	68,608	112,346
Impairment of multi-client data library	100,100	—	100,100	5,461
Gross profit (loss)	(62,082)	102,842	62,223	159,313
Operating expenses:
Research, development and engineering	10,755	9,077	41,009	37,742
Marketing and sales	12,072	13,219	39,682	38,583
General, administrative and other operating expenses	27,843	16,315	76,177	66,592
Impairment of goodwill and intangible assets	23,284	—	23,284	—
Total operating expenses	73,954	38,611	180,152	142,917
Income (loss) from operations	(136,036)	64,231	(117,929)	16,396
Interest expense, net	(4,603)	(4,241)	(19,382)	(12,344)
Equity in losses of investments	(40,458)	(31,906)	(49,485)	(42,320)
Other income (expense)	5,890	(2,138)	79,860	(182,530)
Income (loss) before income taxes	(175,207)	25,946	(106,936)	(220,798)
Income tax expense	6,321	6,270	20,582	25,720
Net income (loss)	(181,528)	19,676	(127,518)	(246,518)
Net (income) loss attributable to noncontrolling interests	650	143	(734)	658
Net income (loss) attributable to ION	(180,878)	19,819	(128,252)	(245,860)
Preferred stock dividends	—	—	—	1,014
Conversion payment of preferred stock	—	—	—	5,000
Net income (loss) applicable to common shares	$(180,878)	$19,819	$(128,252)	$(251,874)
Net income (loss) per share:
Basic	$(1.10)	$0.12	$(0.78)	$(1.59)
Diluted	$(1.10)	$0.12	$(0.78)	$(1.59)
Weighted average number of common shares outstanding:
Basic	164,290	163,445	164,089	158,506
Diluted	164,290	163,772	164,089	158,506

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$173,608	$148,056
Accounts receivable, net	114,325	149,448
Unbilled receivables	22,599	49,468
Inventories	51,162	57,173
Prepaid expenses and other current assets	13,662	24,772
Total current assets	375,356	428,917
Deferred income tax asset	8,604	14,650
Property, plant, equipment and seismic rental equipment, net	69,840	46,684
Multi-client data library, net	118,669	238,784
Equity method investments	—	53,865
Goodwill	27,388	55,876
Intangible assets, net	6,788	11,247
Other assets	10,612	14,648
Total assets	$617,257	$864,671

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$7,649	$5,906
Accounts payable	36,863	22,654
Accrued expenses	65,264	84,358
Accrued multi-client data library royalties	35,219	46,460
Deferred revenue	8,262	20,682
Total current liabilities	153,257	180,060
Long-term debt, net of current maturities	182,945	214,246
Other long-term liabilities	143,804	210,602
Total liabilities	480,006	604,908
Redeemable noncontrolling interest	1,539	1,878
Equity:
Common stock	1,645	1,637
Additional paid-in capital	887,749	879,969
Accumulated deficit	(734,409)	(606,157)
Accumulated other comprehensive loss	(12,807)	(11,138)
Treasury stock	(6,565)	(6,565)
Total stockholders’ equity	135,613	257,746
Noncontrolling interests	99	139
Total equity	135,712	257,885
Total liabilities and equity	$617,257	$864,671

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(127,518)	$(246,518)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization (other than multi-client library)	27,656	18,158
Amortization of multi-client data library	64,374	86,716
Stock-based compensation expense	8,707	7,476
Equity in losses of investments	49,485	42,320
Gain on sale of Source product line	(6,522)	—
Gain on sale of cost method investments	(5,463)	(3,591)
Accrual for (reduction of) loss contingency related to legal proceedings	(69,557)	183,327
Impairment of goodwill and intangible assets	23,284	—
Impairment of multi-client data library	100,100	5,461
Write-down of excess and obsolete inventory	6,952	21,197
Write-down of receivables from INOVA Geophysical	5,510	—
Write-down of receivables from OceanGeo	—	9,157
Deferred income taxes	(437)	4,844
Change in operating assets and liabilities:
Accounts receivable	41,943	(27,571)
Unbilled receivables	26,762	40,211
Inventories	(13,892)	(8,906)
Accounts payable, accrued expenses and accrued royalties	(4,771)	8,482
Deferred revenue	(8,382)	(6,253)
Other assets and liabilities	11,549	13,077
Net cash provided by operating activities	129,780	147,587
Cash flows from investing activities:
Investment in multi-client data library	(67,785)	(114,582)
Purchase of property, plant, equipment and seismic rental equipment	(8,264)	(16,914)
Repayment of (net advances to) INOVA Geophysical	1,000	(5,000)
Net investment in and advances to OceanGeo B.V. prior to its consolidation	(3,074)	(24,755)
Net proceeds from sale of Source product line	14,394	—
Proceeds from sale of cost method investments	14,051	4,150
Investment in convertible notes	—	(2,000)
Other investing activities	928	128
Net cash used in investing activities	(48,750)	(158,973)
Cash flows from financing activities:
Proceeds from issuance of notes	—	175,000
Payments under revolving line of credit	(50,000)	(97,250)
Borrowings under revolving line of credit	15,000	35,000
Payments on notes payable and long-term debt	(12,998)	(4,361)
Cost associated with issuance of debt	(2,194)	(6,773)
Acquisition of non-controlling interest	(6,000)	—
Payment of preferred dividends	—	(1,014)
Conversion payment of preferred stock	—	(5,000)
Proceeds from employee stock purchases and exercise of stock options	577	2,527
Other financing activities	(359)	573
Net cash provided by (used in) financing activities	(55,974)	98,702
Effect of change in foreign currency exchange rates on cash and cash equivalents	496	(231)
Net increase in cash and cash equivalents	25,552	87,085
Cash and cash equivalents at beginning of period	148,056	60,971
Cash and cash equivalents at end of period	$173,608	$148,056

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net revenues:
Solutions:
New Venture	$22,150	$60,948	$98,649	$154,578
Data Library	36,076	75,845	66,180	111,998
Total multi-client revenues	58,226	136,793	164,829	266,576
Data Processing	21,944	29,355	113,075	120,808
Total	$80,170	$166,148	$277,904	$387,384
Systems:
Towed Streamer	$8,213	$25,530	$43,995	$66,991
Ocean bottom equipment	—	—	—	7,307
Other	8,256	14,940	44,422	48,134
Total	$16,469	$40,470	$88,417	$122,432
Software:
Software Systems	$7,819	$11,121	$36,203	$35,418
Services	592	938	3,790	3,933
Total	$8,411	$12,059	$39,993	$39,351
Ocean Bottom Services	$31,790	$—	$103,244	$—
Total	$136,840	$218,677	$509,558	$549,167

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	As Reported	Special Items(1)	As Adjusted	As Reported	Special Items(1)	As Adjusted
Gross profit (loss):
Solutions	$(75,552)	$100,825	$25,273	$77,508	$—	$77,508
Systems	(1,459)	7,580	6,121	16,804	608	17,412
Software	5,447	137	5,584	8,530	—	8,530
Ocean Bottom Services	9,482	—	9,482	—	—	—
Total	$(62,082)	$108,542	$46,460	$102,842	$608	$103,450
Gross margin:
Solutions	(94)%	126%	32%	47%	—%	47%
Systems	(9)%	46%	37%	42%	1%	43%
Software	65%	1%	66%	71%	—%	71%
Ocean Bottom Services	30%	—%	30%	—%	—%	—%
Total	(45)%	79%	34%	47%	—%	47%
Income (loss) from operations:
Solutions	$(92,386)	$102,740	$10,354	$60,931	$—	$60,931
Systems	(33,356)	32,492	(864)	11,215	754	11,969
Software	3,227	223	3,450	7,206	—	7,206
Ocean Bottom Services	6,737	—	6,737	—	—	—
Corporate and other	(20,258)	6,487	(13,771)	(15,121)	—	(15,121)
Total	$(136,036)	$141,942	$5,906	$64,231	$754	$64,985
Operating margin:
Solutions	(115)%	128%	13%	37%	—%	37%
Systems	(203)%	198%	(5)%	28%	2%	30%
Software	38%	3%	41%	60%	—%	60%
Ocean Bottom Services	21%	—%	21%	—%	—%	—%
Corporate and other	(15)%	5%	(10)%	(7)%	—%	(7)%
Total	(99)%	103%	4%	29%	1%	30%

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	As Reported	Special Items(1)	As Adjusted	As Reported	Special Items(1)	As Adjusted
Gross profit:
Solutions	$(24,345)	$100,825	$76,480	$111,108	$5,461	$116,569
Systems	29,829	7,580	37,409	19,999	25,688	45,687
Software	28,835	137	28,972	28,206	—	28,206
Ocean Bottom Services	27,904	—	27,904	—	—	—
Total	$62,223	$108,542	$170,765	$159,313	$31,149	$190,462
Gross margin:
Solutions	(9)%	37%	28%	29%	1%	30%
Systems	34%	8%	42%	16%	21%	37%
Software	72%	—%	72%	72%	—%	72%
Ocean Bottom Services	27%	—%	27%	—%	—%	—%
Total	12%	22%	34%	29%	6%	35%
Income (loss) from operations:
Solutions	$(80,653)	$102,740	$22,087	$61,146	$5,461	$66,607
Systems	(23,521)	32,492	8,971	(9,957)	28,050	18,093
Software	20,212	223	20,435	23,602	—	23,602
Ocean Bottom Services	19,070	—	19,070	—	—	—
Corporate and other	(53,037)	6,487	(46,550)	(58,395)	9,157	(49,238)
Total	$(117,929)	$141,942	$24,013	$16,396	$42,668	$59,064
Operating margin:
Solutions	(29)%	37%	8%	16%	1%	17%
Systems	(27)%	37%	10%	(8)%	23%	15%
Software	51%	—%	51%	60%	—%	60%
Ocean Bottom Services	18%	—%	18%	—%	—%	—%
Corporate and other	(10)%	1%	(9)%	(11)%	2%	(9)%
Total	(23)%	28%	5%	3%	8%	11%

(1)
See the tables titled 'Reconciliation of Restructuring and Special Items to Diluted Earnings per Share' for descriptions of these restructuring and special items for three and twelve months ended December 31, 2014 and 2013.

INOVA GEOPHYSICAL EQUIPMENT LIMITED
SUMMARIZED FINANCIAL HIGHLIGHTS
(In thousands)
(Unaudited)
The Company accounts for its 49% interest in INOVA Geophysical as an equity method investment and records its share of earnings and losses of INOVA Geophysical on a one fiscal quarter lag basis. The following table reflects the summarized financial information for INOVA Geophysical for the three months ended September 30, 2014 and 2013 and the twelve-month periods from October 1 to September 30, 2014 and 2013:

	Three Months Ended September 30,				Period from October 1 through September 30,
	2014		2013		2014		2013
Net revenues	$12,201		$40,672		$89,975		$183,619
Gross profit (loss)	$(7,773)	(1)	$(28,366)	(2)	$247	(1)	$(1,988)	(2)
Income (loss) from operations	$(18,446)	(1)	$(37,360)		$(34,540)	(1)	$(44,463)
Net income (loss)	$(20,077)		$(38,972)	(2)	$(40,087)		$(46,149)	(2)

(1)
Impacting INOVA's gross profit (loss) for the three months ended September 30, 2014, is $3.8 million of a write-down of excess and obsolete inventory. In addition to the special item impacting gross profit (loss), income (loss) from operations was also impacted by $3.4 million of charges related to customer bad debts.

(2)
Impacting INOVA's gross profit (loss) for the three months ended September 30, 2013, is $36.5 million of restructuring and special items associated with the impairment of intangible assets, write-down of excess and obsolete inventory and rental equipment, and severance-related charges. In addition to the restructuring and special items impacting gross profit (loss), net income (loss) was also impacted by $1.8 million of other restructuring and special items.

Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, gains on sale of cost method investments and the Source product line, and other non-cash charges including, without limitation, equity in (earnings) losses of investments, accrual for (reduction of) loss contingency related to legal proceedings and the impairment and write-down of assets. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$(181,528)	$19,676	$(127,518)	$(246,518)
Interest expense, net	4,603	4,241	19,382	12,344
Income tax expense	6,321	6,270	20,582	25,720
Depreciation and amortization expense	25,027	40,836	92,030	104,874
Equity in losses of investments	40,458	31,906	49,485	42,320
Write-down of multi-client data library	100,100	—	100,100	5,461
Impairment of goodwill and intangible assets	23,284	—	23,284	—
Write-down of receivables from INOVA Geophysical	5,510	—	5,510	—
Write-down of excess and obsolete inventory	6,952	—	6,952	21,197
Gain on sale of cost method investments	(5,463)	—	(5,463)	(3,591)
Gain on sale of Source product line	—	—	(6,522)	—
Accrual for (reduction of) loss contingency related to legal proceedings	—	1,551	(69,557)	183,327
Write-down of receivables from OceanGeo	—	—	—	9,157
Adjusted EBITDA	$25,264	$104,480	$108,265	$154,291

Reconciliation of Restructuring and Special Items to Diluted Earnings per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is income (loss) from operations or net income (loss) excluding certain charges or amounts. This adjusted income (loss) amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income (loss) from operations, net income (loss) or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three and twelve months ended December 31, 2014 and 2013:

	Three Months Ended December 31, 2014
		Restructuring and Special Items by Segment
	As Reported	Solutions(1)	Systems(2)	Software(3)	Corporate and Other		As Adjusted
Net revenues	$136,840	$—	$—	$—	$—		$136,840
Cost of sales	198,922	(100,825)	(7,580)	(137)	—		90,380
Gross profit (loss)	(62,082)	100,825	7,580	137	—		46,460
Operating expenses	73,954	(1,915)	(24,912)	(86)	(6,487)	(4)	40,554
Income (loss) from operations	(136,036)	102,740	32,492	223	6,487		5,906
Operating margin	(99)%						4%
Interest expense, net	(4,603)	—	—	—	—		(4,603)
Equity in losses of investments	(40,458)	—	—	—	34,199	(5)	(6,259)
Other income (expense), net	5,890	—	—	—	(5,463)	(6)	427
Income tax expense	6,321	283	—	26	—		6,630
Net income (loss)	(181,528)	102,457	32,492	197	35,223		(11,159)
Net loss attributable to noncontrolling interests	650	(504)	—	—	—		146
Net income (loss) applicable to common shares	$(180,878)	$101,953	$32,492	$197	$35,223		$(11,013)
Net income (loss) per share:
Basic	$(1.10)						$(0.07)
Diluted	$(1.10)						$(0.07)
Weighted average number of common shares outstanding:
Basic	164,290						164,290
Diluted	164,290						164,290

(1)	Primarily relates to the write-down of the multi-client data library, in addition to the impairment of intangible assets and severance-related charges within the Solutions segment.

(2)	Primarily relates to the write-down of goodwill, in addition to inventory write-downs, bad debt and severance-related charges within the Systems segment.

(3)	Represents severance-related charges within the Software segment.

(4)	Represents the write-down of receivables due from INOVA Geophysical, in addition to severance-related charges.

(5)
Represents the full write-down of Company's equity method investment in INOVA Geophysical of $30.7 million, in addition to the Company's share of charges related excess and obsolete inventory and customer bad debts of $3.5 million.

(6)	Represents a non-recurring gain on sale of a cost method investment.

	Twelve Months Ended December 31, 2014
		Restructuring and Special Items by Segment
	As Reported	Solutions(a)	Systems(a)	Software(a)	Corporate and Other		As Adjusted
Net revenues	$509,558	$—	$—	$—	$—		$509,558
Cost of sales	447,335	(100,825)	(7,580)	(137)	—		338,793
Gross profit	62,223	100,825	7,580	137	—		170,765
Operating expenses	180,152	(1,915)	(24,912)	(86)	(6,487)	(a)	146,752
Income (loss) from operations	(117,929)	102,740	32,492	223	6,487		24,013
Operating margin	(23)%						5%
Interest expense, net	(19,382)	—	—	—	—		(19,382)
Equity in losses of investments	(49,485)	—	—	—	34,199	(a)	(15,286)
Other income (expense), net	79,860	—	(6,522)	—	(75,020)	(b)	(1,682)
Income tax expense	20,582	283	(357)	26	—		20,534
Net income (loss)	(127,518)	102,457	26,327	197	(34,334)		(32,871)
Net income attributable to noncontrolling interests	(734)	(504)	—	—	—		(1,238)
Net income (loss) applicable to common shares	$(128,252)	$101,953	$26,327	$197	$(34,334)		$(34,109)
Net income (loss) per share:
Basic	$(0.78)						$(0.21)
Diluted	$(0.78)						$(0.21)
Weighted average number of common shares outstanding:
Basic	164,089						164,089
Diluted	164,089						164,089

(a)	Relates to the restructuring and special items impacting the fourth quarter 2014. See the notes for the three months ended December 31, 2014 for description of these restructuring and special items.

(b)
In addition to the sale of a cost method investment of $5.5 million in the fourth quarter, the Company's first quarter results were impacted by a reduction in the WesternGeco legal contingency by $69.6 million and in the second quarter a non-recurring gain on the sale of the marine source product line of $6.5 million (before tax).

	Three Months Ended December 31, 2013
		Restructuring and Special Items by Segment
	As Reported	Systems(1)	Corporate and Other		As Adjusted
Net revenues	$218,677	$—	$—		$218,677
Cost of sales	115,835	(608)	—		115,227
Gross profit	102,842	608	—		103,450
Operating expenses	38,611	(146)	—		38,465
Income from operations	64,231	754	—		64,985
Operating margin	29%				30%
Interest expense, net	(4,241)	—	—		(4,241)
Equity in losses of investments	(31,906)	—	31,238	(2)	(668)
Other expense, net	(2,138)	—	1,551	(3)	(587)
Income tax expense	6,270	—	—		6,270
Net income	19,676	754	32,789		53,219
Net loss attributable to noncontrolling interests	143	—	—		143
Net income (loss) attributable to ION	19,819	754	32,789		53,362
Net income per share:
Basic	$0.12				$0.33
Diluted	$0.12				$0.33
Weighted average number of common shares outstanding:
Basic	163,445				163,445
Diluted	163,772				163,772

(1)	Represents restructuring charges related to the Systems segment vacating certain leased facilities in the fourth quarter 2013.

(2)
$18.8 million represents ION's 49% share of restructuring charges within the INOVA joint venture, associated with the impairment of intangible assets, write-down of excess and obsolete inventory and rental equipment, and severance-related charges and $12.4 million represents losses incurred as a result of ION taking a larger ownership position in OceanGeo.

(3)	Represents additional accrued interest related to the WesternGeco legal contingency.

	Twelve Months Ended December 31, 2013
		Restructuring and Special Items by Segment
	As Reported	Solutions(a)	Systems(b)	Corporate and Other		As Adjusted
Net revenues	$549,167	$—	$—	$—		$549,167
Cost of sales	389,854	(5,461)	(25,688)	—		358,705
Gross profit	159,313	5,461	25,688	—		190,462
Operating expenses	142,917	—	(2,362)	(9,157)	(c)	131,398
Income from operations	16,396	5,461	28,050	9,157		59,064
Operating margin	3%					11%
Interest expense, net	(12,344)	—	—	—		(12,344)
Equity in losses of investments	(42,320)	—	—	31,238	(d)	(11,082)
Other income (expense), net	(182,530)	—	—	184,491	(e)	1,961
Income tax expense	25,720	—	—	(7,811)	(f)	17,909
Net income (loss)	(246,518)	5,461	28,050	232,697		19,690
Net loss attributable to noncontrolling interests	658	—	—	—		658
Net income (loss) attributable to ION	(245,860)	5,461	28,050	232,697		20,348
Preferred stock dividends	6,014	—	—	(5,000)	(g)	1,014
Net income (loss) applicable to common shares	$(251,874)	$5,461	$28,050	$237,697		$19,334
Net income (loss) per share:
Basic	$(1.59)					$0.12
Diluted	$(1.59)					$0.12
Weighted average number of common shares outstanding:
Basic	158,506					158,506
Diluted	158,506					159,117

(a)	Represents the partial write-down of a multi-client data library.

(b)	Represents excess and obsolete inventory write-downs and severance-related charges as a result of restructuring of the Systems segment.

(c)	Represents the write-down of the carrying value of all receivables due from OceanGeo at September 30, 2013.

(d)
$18.8 million represents ION's 49% share of restructuring charges within the INOVA joint venture, associated with the impairment of intangible assets, write-down of excess and obsolete inventory and rental equipment, and severance-related charges and $12.4 million represents losses incurred as a result of ION taking a larger ownership position in OceanGeo.

(e)	Primarily represents the loss contingency accrual related to the WesternGeco legal matter.

(f)	Represents a charge to income tax expense related to the Company establishing a valuation allowance on its net deferred tax assets.

(g)	Represents a payment related to the conversion of ION preferred stock into ION common shares.